                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                  CLARCOR INC.,

                                    CUAC INC.

                                       AND

                          UNITED AIR SPECIALISTS, INC.

                         DATED AS OF SEPTEMBER 23, 1996
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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   THE MERGER

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
         Section 1.1  The Merger..................................................................................2
         Section 1.2  Effective Time..............................................................................3
         Section 1.3  Effects of the Merger.......................................................................4
         Section 1.4  Articles of Incorporation and Regulations;
                                     Officers and Directors.......................................................4
         Section 1.5  Conversion of Securities....................................................................5
         Section 1.6  Parent to Make Stock Certificates Available.................................................7
         Section 1.7  Dividends; Transfer Taxes; Withholding......................................................9
         Section 1.8  No Fractional Shares.......................................................................11
         Section 1.9  Return of Exchange Fund....................................................................12
         Section 1.10 Adjustment of Conversion Number............................................................12
         Section 1.11 No Further Ownership Rights in Company
                                     Common Stock................................................................13
         Section 1.12 Closing of Company Transfer Books..........................................................14
         Section 1.13 Further Assurances.........................................................................14
         Section 1.14 Closing....................................................................................15

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Section 2.1  Organization, Standing and Power...........................................................16
         Section 2.2  Capital Structure..........................................................................18
         Section 2.3  Authority..................................................................................19
         Section 2.4  Consents and Approvals; No Violation.......................................................21
         Section 2.5  SEC Documents and Other Reports............................................................23
         Section 2.6  Registration Statement and Proxy Statement.................................................24
         Section 2.7  Absence of Certain Changes or Events.......................................................25
         Section 2.8  No Existing Violation, Default, Etc........................................................26
         Section 2.9  Licenses and Permits.......................................................................28
         Section 2.10 Environmental Matters......................................................................29
         Section 2.11 Tax Matters................................................................................30
         Section 2.12 Actions and Proceedings....................................................................31
         Section 2.13 Labor Matters..............................................................................33
         Section 2.14 Contracts..................................................................................34
         Section 2.15 ERISA......................................................................................34
         Section 2.16 Liabilities................................................................................37
         Section 2.17 Intellectual Properties....................................................................37
         Section 2.18 Propriety of Past Payments.................................................................38
         Section 2.19 Takeover Statutes .........................................................................39
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         Section 2.20 Pooling of Interests; Reorganization.......................................................39
         Section 2.21 Operations of Sub..........................................................................39
         Section 2.22 Brokers....................................................................................40
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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         Section 3.1  Organization, Standing and Power...........................................................40
         Section 3.2  Capital Structure..........................................................................41
         Section 3.3  Authority..................................................................................42
         Section 3.4  Consents and Approvals; No Violation.......................................................43
         Section 3.5  Company SEC Documents and Financial
                                    Statements...................................................................45
         Section 3.6  Registration Statement and Proxy Statement.................................................47
         Section 3.7  Absence of Certain Changes or Events.......................................................48
         Section 3.8  No Existing Violation, Default, Etc........................................................49
         Section 3.9  Licenses and Permits.......................................................................51
         Section 3.10 Environmental Matters......................................................................52
         Section 3.11 Tax Matters................................................................................52
         Section 3.12 Actions and Proceedings....................................................................53
         Section 3.13 Labor Matters..............................................................................55
         Section 3.14 Contracts..................................................................................56
         Section 3.15 ERISA......................................................................................56
         Section 3.16 Liabilities................................................................................59
         Section 3.17 Intellectual Properties....................................................................59
         Section 3.18 Propriety of Past Payments.................................................................60
         Section 3.19 Opinion of Financial Advisor...............................................................61
         Section 3.20 Takeover Statutes..........................................................................61
         Section 3.21 Pooling of Interests; Reorganization.......................................................62
         Section 3.22 Brokers....................................................................................62

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.1  Conduct of Business Pending the Merger.....................................................63
         Section 4.2  No Solicitation............................................................................72
         Section 4.3  Third Party Standstill Agreements..........................................................74
         Section 4.4  Pooling of Interests; Reorganization.......................................................74

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.1  Stockholder Meeting........................................................................75
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
         Section 5.2  Preparation of the Registration Statement
                                     and the Proxy Statement.....................................................76
         Section 5.3  Comfort Letters............................................................................76
         Section 5.4  Access to Information......................................................................77
         Section 5.5  Compliance with the Securities Act.........................................................78
         Section 5.6  Stock Exchange Listings....................................................................80
         Section 5.7  Fees and Expenses..........................................................................80
         Section 5.8  Company Stock Options......................................................................83
         Section 5.9  Reasonable Best Efforts; Pooling of
                                     Interests...................................................................85
         Section 5.10 Public Announcements.......................................................................87
         Section 5.11 Real Estate Transfer and Gains Tax.........................................................88
         Section 5.12 Takeover Statutes..........................................................................88
         Section 5.13 Indemnification; Directors and
                                     Officers Insurance..........................................................89
         Section 5.14 Notification of Certain Matters............................................................89
         Section 5.15 Reorganization Status......................................................................90
         Section 5.16 Employee Benefit Plans.....................................................................90

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

         Section 6.1  Conditions to Each Party's Obligation
                                     to Effect the Merger........................................................91
         Section 6.2  Conditions to Obligation of the Company
                                     to Effect the Merger........................................................93
         Section 6.3  Conditions to Obligations of Parent
                                     and Sub to Effect the Merger...............................................103

                                   ARTICLE VII

                        TERMINATION; AMENDMENT AND WAIVER

         Section 7.1  Termination...............................................................................114
         Section 7.2  Effect of Termination.....................................................................119
         Section 7.3  Amendment.................................................................................120
         Section 7.4  Waiver....................................................................................120

                                  ARTICLE VIII

                               GENERAL PROVISIONS
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
         Section 8.1  Non-Survival of Representations and
                                     Warranties.................................................................121
         Section 8.2  Notices...................................................................................121
         Section 8.3  Interpretation............................................................................123
         Section 8.4  Counterparts..............................................................................124
         Section 8.5  Entire Agreement; No Third-Party
                                     Beneficiaries..............................................................124
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
         Section 8.6  Governing Law.............................................................................124
         Section 8.7  Assignment................................................................................125
         Section 8.8  Severability..............................................................................125
         Section 8.9  Enforcement of this Agreement.............................................................125
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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of September 23, 1996 (this "Agreement") among CLARCOR Inc., a Delaware corporation ("Parent"), CUAC Inc., an Ohio corporation and a wholly-owned subsidiary of Parent ("Sub"), and United Air Specialists, Inc., an Ohio corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions herein set forth, whereby each issued and outstanding share of Common Stock, without par value, of the Company ("Company Common Shares"), not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, par value $1 per share, of Parent ("Parent Common Stock");

                  WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

                  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions herein set forth, and in accordance with the General Corporation Law of the State of Ohio (the "OGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the OGCL. Notwithstanding any provision of this Agreement to the contrary, at the election of Parent, any direct wholly-owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent

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corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

                  Section 1.2 Effective Time. The Merger shall become effective when a certificate of merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the OGCL, is accepted for filing by the Secretary of State of the State of Ohio; provided, however, that, upon the mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger, but not to exceed 30 days after the date that the Certificate of Merger is accepted for filing. When used in this Agreement, the term "Effective Time" means the later of the date and time at which the Certificate of Merger is accepted for filing or such later date and time as is established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger herein set forth.

                  Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 1701.82 of the OGCL.

                  Section 1.4 Articles of Incorporation and Regulations; Officers and Directors. (a) The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time as a result of the Merger so that the first sentence of Article Fourth thereof reads in its entirety as follows: "The authorized capital stock of the corporation shall be 1,000 shares of Common Stock, without par value". As so amended, such

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Articles of Incorporation shall be the Articles of Incorporation of the
Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The Regulations of the Company, as in effect immediately prior to the Effective Time, shall be the Regulations of the Surviving Corporation at the Effective Time as a result of the Merger until thereafter changed or amended as provided therein or in the Articles of Incorporation of the Surviving Corporation or as provided by applicable law.

                  Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of either of the Constituent Corporations:

                  (a) Each issued and outstanding share of Common Stock, par value $1 per share, of Sub shall be converted into one share of Common Stock of the Surviving Corporation.

                  (b) All Company Common Shares that are held in the treasury of the Company or by any wholly-owned Subsidiary of the Company and any Company Common Shares owned by Parent or by any wholly-owned Subsidiary of Parent shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Subject to the provisions of Sections 1.8 and 1.10, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than shares

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         to be cancelled in accordance with Section 1.5(b)) shall be converted into .3698577 (such number being hereinafter referred to as the "Conversion Number") shares of validly issued, fully paid and nonassessable Parent Common Stock, including the corresponding number of rights (such rights being hereinafter referred to collectively as the "Parent Rights") to purchase shares of Series B Junior Participating Preferred Stock of Parent (the "Parent Series B Preferred Stock") pursuant to the Stockholders Rights Agreement dated as of March 28, 1996 (the "Parent Rights Agreement") between Parent and First Chicago Trust Company of New York, as Rights Agent. Prior to the Distribution Date (as defined in the Parent Rights Agreement), all references in this Agreement to Parent Common Stock to be received in accordance with the Merger shall be deemed to include the associated Parent Rights. All such Company Common Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired; and each holder of a certificate representing any such Company Common Shares shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the shares of Parent Common Stock into which such Company Common Shares have been converted, (ii) any dividends and other distributions in accordance with Section 1.7 and (iii) any cash, without interest, to be paid in lieu of any fractional share of Parent Common Stock in accordance with
         Section 1.8.

                  (d) Notwithstanding any other provisions of this Agreement to the contrary, Company Common Shares that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with
Section 1701.85 of the OGCL (collectively, the "Dissenting Shares") shall not

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be converted into or represent the right to receive the consideration provided in Section 1.5(c). Such shareholders shall be entitled to receive payment of the appraised value of such Company Common Shares held by them in accordance with the provisions of such Section 1701.85, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Common Shares under such Section 1701.85 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration, without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Company Common Shares in the manner provided in Section 1.5(c).

                  Section 1.6 Parent to Make Stock Certificates Available. (a) Exchange of Certificates. Parent shall authorize a commercial bank (or such other person or persons as shall be acceptable to Parent and the Company) to act as exchange agent hereunder (the "Exchange Agent"). As soon as practicable, but not later than five business days after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of certificates (the "Company Certificates") which immediately prior to the Effective Time represented Company Common Shares converted in the Merger, certificates (the "Parent Certificates") representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto in accordance with Section 1.7, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.5(c) in exchange for the outstanding Company Common Shares.

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                  (b) Exchange Procedures. As soon as practicable after the
Effective Time, the Exchange Agent shall mail to each record holder of a Company Certificate a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Company Certificates in exchange for the property described in the next sentence). Upon surrender for cancellation to the Exchange Agent of all Company Certificate(s) held by any record holder of a Company Certificate, together with such letter of transmittal duly executed, such holder shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock into which the Company Common Shares represented by the surrendered Company Certificate(s) shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share of Parent Common Stock in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7; and the Company Certificate(s) so surrendered shall forthwith be cancelled.

                  Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, shall be paid to any person entitled by reason of the Merger to receive Parent Certificates representing Parent Common Stock, and no cash payment in lieu of any fractional share of Parent Common Stock shall be paid to any such person pursuant to Section 1.8, until such person shall have surrendered its Company Certificate(s) as provided in Section 1.6. Subject to applicable law, there shall be paid to each person receiving a Parent Certificate representing such shares of Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such Parent Certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or Parent Certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such Parent Certificate and the distribution of such cash payment in a name other than that of the registered holder of the Company Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

                  Section 1.8 No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates pursuant to this Article I; no dividend or other distribution by Parent and no stock split shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, each holder of Company Common Shares who would otherwise have been entitled thereto upon the surrender of Company Certificate(s) for exchange pursuant to this Article I will be paid an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Parent Common Stock (as reported in the NYSE Composite Transactions) on the date on which the Effective Time shall occur (or, if the Parent Common Stock shall not trade on the NYSE on such date, the first day of trading in Parent Common Stock on the NYSE thereafter) by (ii) the fractional share to which such holder would otherwise be entitled.

                  Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Company Common Shares for one year after the Effective Time shall be delivered to Parent, upon its request, and any such former holders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to such shares of Parent Common

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Stock. Neither Parent nor the Company shall be liable to any former holder of
Company Common Shares for any such shares of Parent Common Stock held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 1.10 Adjustment of Conversion Number. In the event that the sum of the aggregate number of Company Common Shares issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b)) and the aggregate number of Company Common Shares issuable in connection with the Company Stock Options which are outstanding immediately prior to the Effective Time pursuant to the Company Stock Plans (as defined in Section 5.8) is either less than or greater than 3,269,641, then the Conversion Number shall be adjusted such that it will equal the quotient, rounded up or down to the seventh decimal place, obtained by dividing 1,209,302 by such sum, and all references in this Agreement to the Conversion Number shall be deemed to be to the Conversion Number as so adjusted. In addition, in the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any other dividend or distribution with respect to Parent Common Stock (other than normal quarterly cash dividends as the same may be modified from time to time in the ordinary course), or if a record date with respect to any of the foregoing should occur, prior to the Effective Time, appropriate and proportionate adjustments shall be made to the Conversion Number, and thereafter all references in this Agreement to the Conversion Number shall be deemed to be to the Conversion Number as so adjusted.

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                  Section 1.11 No Further Ownership Rights in Company Common
Stock. All shares of Parent Common Stock issued upon the surrender for exchange of any Company Certificate in accordance with the terms hereof (including any cash paid pursuant to Section 1.7 or 1.8) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Company Common Shares represented by such Company Certificate.

                  Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Company Common Shares shall thereafter be made. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article I.

                  Section 1.13 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  Section 1.14 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois at 10:00 a.m., local time, on the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived, or at such other time and place as Parent and the Company may agree, but in no event prior to the fifteenth day after the date of the Company Stockholder Meeting (as hereinafter defined).

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  Section 2.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and all of its outstanding shares of capital stock are owned directly by Parent; and each of Parent and Sub has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. For purposes of this Agreement: (i) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or would reasonably be expected (so far as can be foreseen at the time) to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries taken as a whole, or the Company and its Subsidiaries taken as a whole, as the case may be; provided, however, that (A) no Material Adverse Change or Material Adverse Effect shall be deemed to have occurred by reason of a change or effect resulting from general economic conditions, general industry conditions or a general deterioration in the financial markets and (B) if the Company's results of operations for the first and second quarters of fiscal year 1997 are not materially less than the forecasted results of operations for such quarters set forth in the forecasts previously delivered by the Company to Parent and included in the Company Letter (as hereinafter defined), such results shall not be considered to be a Material Adverse Change or a Material Adverse Effect; and
(ii) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

                  Section 2.2 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of: 30,000,000 shares of Parent Common Stock; and 1,300,000 shares of Preferred Stock, without par value (the "Parent Preferred Stock"), of which 300,000 shares have been designated as "Series B Junior Participating Preferred Stock" (the "Parent Series B Preferred Stock"). At the close of business on August 30, 1996, 14,877,612 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights. No shares of Parent Preferred Stock have been issued. All of the shares of Parent Common Stock issuable in exchange for Company Common Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for this Agreement, except (a) as provided in Parent's Restated Certificate of Incorporation, (b) for the Parent Rights, and (c) except for stock options covering not in excess of 1,334,800 shares of Parent Common Stock (collectively, the "Parent Stock Options"), there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any such Subsidiary or obligating Parent or any such Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Parent SEC Documents or the Parent Letter (as such terms are hereinafter defined), each such share is beneficially owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Exhibit 21 to Parent's Annual Report on Form 10-K for the fiscal year ended December 2, 1995, as filed with the Securities and Exchange Commission (the "SEC") (the "Parent Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

                  Section 2.3 Authority. The Board of Directors of Parent has declared as advisable and fair to and in the best interests of the stockholders of Parent the Merger, and the issuance (the "Parent Share Issuance") of shares of Parent Common Stock in accordance with the Merger and has approved this Agreement. The Board of Directors and sole shareholder of Sub has approved this Agreement. Parent has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Sub has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery thereof by the Company and the validity and binding effect thereof on the Company) constitutes the valid and binding obligation of Sub and Parent, enforceable against Sub and Parent in accordance with its terms. The Parent Share Issuance and the filing of a registration statement on Form S-4 with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors.

                  Section 2.4 Consents and Approvals; No Violation. Except as set forth in the letter dated and delivered to the Company on the date hereof (the "Parent Letter"), which relates to this Agreement and is designated therein as being the Parent Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under: (i) any provision of the Restated Certificate of Incorporation or By-laws of Parent or the comparable charter or organization documents or by-laws of any of its Subsidiaries as amended, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and would not materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Sub and Parent or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except: (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) for the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, (iii) for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any property or assets and (iv) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and would not materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 2.5 SEC Documents and Other Reports. Parent has filed all required documents with the SEC since January 1, 1991 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted account ing principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Since December 2, 1995, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements.

                  Section 2.6 Registration Statement and Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Company Stockholder Meeting (as defined in Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, the time of the Company Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its directors and officers or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act.

                  Section 2.7 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents or the Parent Letter, since December 2, 1995: (i) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on Parent; (ii) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on Parent; (iii) there has been no material change in the indebtedness of Parent and its Subsidiaries, no change in the outstanding shares of capital stock of Parent except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Options and no dividend or distribution of any kind declared, paid or made by Parent on any class of its capital stock except for regular quarterly dividends of not more than $0.1625 per share on Parent Common Stock and (iv) there has been no event causing a Material Adverse Effect on Parent, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent; and except as set forth in the Parent Letter, during the period from December 2, 1995 through the date of this Agreement, neither Parent nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(a).

                  Section 2.8 No Existing Violation, Default, Etc. Neither Parent nor any of its Subsidiaries is in violation of (i) its charter or other organization documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. The properties, assets and operations of Parent and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not reasonably be expected to have a

Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, reasonably be expected to have a Material Adverse Effect on Parent. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

                  Except as may be set forth in the Parent SEC Documents or the Parent Letter, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default exists or, upon the consummation by Parent of the transactions contemplated by this Agreement, will exist under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money or any other material lease, agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary or any of their respective properties, assets or business is bound.

                  Section 2.9 Licenses and Permits. Parent and its Subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Parent Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Parent SEC Documents and as currently owned or leased and conducted, and all such Parent Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent and its Subsidiaries are in compliance in all material respects with their respective obligations under the Parent Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any material Parent License.

                  Section 2.10 Environmental Matters. Except as set forth in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries is the subject of any federal, state, local, foreign or provincial investigation, and neither Parent nor any of its Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, relating to any liability or remedial action, or potential liability or remedial action, under any Environmental Laws that would reasonably be expected to have a Material Adverse Effect on Parent; and there are no pending, reasonably anticipated or, to the knowledge of Parent, threatened actions, suits or proceedings against or affecting Parent, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such liability or seeking any such remedial action in connection with any Environmental Laws that would reasonably be expected to have a Material Adverse Effect on Parent.

                  Section 2.11 Tax Matters. Except as otherwise set forth in the Parent Letter: (i) Parent and each of its Subsidiaries have filed all federal, and all material state, local and foreign, Tax Returns (as hereinafter defined), required to have been filed on or prior to the date hereof or appropriate extensions therefor have been properly obtained; (ii) all Taxes (as hereinafter defined), shown to be due on such Tax Returns have been timely paid or extensions for payment have been duly obtained, or such Taxes are being timely and properly contested; (iii) neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (iv) any such Tax Returns relating to federal and state income Taxes have been audited by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the audit of such Tax Returns are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any audit of such Tax Returns by any taxing authority have been paid in full or adequately provided for or are being timely and properly contested. For purposes of this Agreement: (i) "Taxes" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity and (ii) "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax. The charges, accruals and reserves on the books of Parent and its Subsidiaries in respect of Taxes and other governmental charges are adequate. To the knowledge of Parent, the representations set forth in the Parent Tax Certificate (as defined in Section 6.2(b)) attached to the Parent Letter are true and correct in all material respects.

                  Section 2.12 Actions and Proceedings. Except as set forth in the Parent SEC Documents or the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or affecting Parent or any of its Subsidiaries, any of its or their current or former directors, officers, employees, consultants, agents or stockholders, as such, any of its or their properties, assets or business or any Parent Plan (as defined in Section 2.15) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in the Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, any of its or their current or former directors, officers, employees, consultants, agents or stockholders, as such, any of its or their properties, assets or business or any Parent Plan that if brought (if not now pending) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. There are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations or labor disputes pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, any of its or their current or former directors, officers, employees, consultants, agents or stockholders, as such, any of its or their properties, assets or business or any Parent Plan relating to the transactions contemplated by this Agreement.

                  Section 2.13 Labor Matters. Except as disclosed in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel") or any representative of any Parent Business Personnel. Except as disclosed in the Parent SEC Documents or the Parent Letter, neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Parent Business Personnel, and there is no unfair labor practice complaint pending against Parent or any of its Subsidiaries with respect to Parent Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on Parent, and neither Parent nor any of its Subsidiaries has experienced any primary work stoppage or other material labor difficulty involving its employees during the last five years that has had or would reasonably be expected to have a Material Adverse Effect on Parent. Parent is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act (the "WARN Act") and has no liabilities pursuant to the WARN Act.

                  Section 2.14 Contracts. All of the material contracts of Parent and its Subsidiaries that are required to be described in the Parent SEC Documents or to be filed as exhibits thereto have been described or filed as required. Neither Parent or any of its

Subsidiaries nor, to the knowledge of Parent, any other party is in breach of or default under any such contracts which are currently in effect, except for such breaches and defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  Section 2.15 ERISA. Each Parent Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable laws and administrative or governmental rules and regulations. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement), and no condition exists which would subject Parent or any ERISA Affiliate (as hereinafter defined) to any fine under Section 4071 of ERISA; except as disclosed in the Parent Letter, neither Parent nor any of its ERISA Affiliates has withdrawn from any Parent Plan or Parent Multiemployer Plan (as hereinafter defined) or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA. No Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. To the knowledge of Parent, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Parent Plan which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither Parent nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or Section

4975 of the Code have occurred which would reasonably be expected to result in material liability to Parent or its Subsidiaries. Except as set forth in the Parent Letter, all Parent Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. Parent is not aware of any reason why any Parent Plan is not so qualified in operation. Neither Parent nor any of its ERISA Affiliates has been notified by any Parent Multiemployer Plan that such Parent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Parent Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Parent and its Subsidiaries have complied with the health care continuation requirements of Part 6 of Title I of ERISA. Except as set forth in the Parent Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by Parent or its Subsidiaries to or in respect of any employee or other person. As used in this Agreement: (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a Parent Multiemployer Plan) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by Parent or any of its ERISA Affiliates or to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability; (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability; and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to
Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                  Section 2.16 Liabilities. Except as fully reflected or reserved against in the consolidated financial statements included in the Parent Annual Report to Stockholders for the fiscal year ended December 2, 1995, or disclosed in the footnotes thereto, Parent and its Subsidiaries had no liabilities (including, without limitation, Tax liabilities) at the date of such consolidated financial statements, absolute or contingent, that would reasonably be expected to have a Material Adverse Effect on Parent or not incurred in the ordinary course of business. Except as so reflected, reserved or disclosed, Parent and its Subsidiaries have no commitments which would reasonably be expected to have a Material Adverse Effect on Parent.

                  Section 2.17 Intellectual Properties. All of the material patents, trademarks, trademark registrations, servicemarks, mailing lists, trade names, copyrights and other proprietary intellectual property rights that are owned by Parent and its Subsidiaries or used in their respective businesses are valid and in full force and effect. Neither Parent nor any of its Subsidiaries is infringing upon, or otherwise violating, the rights of any person with respect to any material patent, patent right, trademark, servicemark, software license, software use agreement, license trade name, copyright or registration thereof.

                  Section 2.18 Propriety of Past Payments. Since January 1, 1991: (i) no funds or assets of Parent or any of its Subsidiaries have been used for illegal purposes, (ii) no unrecorded fund or assets of Parent or any of its Subsidiaries has been established for any purpose, (iii) no accumulation or use of the corporate funds of Parent or any of its Subsidiaries has been made without being properly accounted for on the respective books and records of Parent or such Subsidiary, (iv) all payments by or on behalf of Parent or any of its Subsidiaries have been duly and properly recorded and accounted for on the books and records of Parent and its Subsidiaries, (v) no false or artificial entry has been made on the books and records of Parent or any of its Subsidiaries for any reason, (vi) no payment has been made by or on behalf of Parent or any of its Subsidiaries with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment and (vii) neither Parent nor any of its Subsidiaries has made any illegal contributions to any political party or candidate, either domestic or foreign, except for such uses, payments, contributions or actions which, or the cessation of which, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or result in material adverse publicity for Parent.

                  Section 2.19. Takeover Statutes. The Board of Directors of Parent has duly taken all action (which is valid and binding on Parent), to the extent necessary, to provide a valid and irrevocable exemption from Section 203 of the Delaware General Corporation Law and Article Eleventh of the Restated Certificate of Incorporation of Parent for all of the transactions contemplated by this Agreement. No "fair price," "moratorium," "control share acquisition" or similar takeover statute or regulation enacted under any federal or state or other foreign law ("Takeover Statute") applicable to Parent or Sub is applicable to the Merger or the other transactions contemplated hereby.

                  Section 2.20 Pooling of Interests; Reorganization. To the knowledge of Parent after due investigation, neither Parent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 2.21 Operations of Sub. Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  Section 2.22 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Except as disclosed in the Company Letter (as hereinafter defined), the Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 3.2 Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of: 4,000,000 Company Common Shares. On the date hereof, 2,908,828 Company Common Shares were issued and outstanding, all of which were validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the date of this Agreement, except as provided in the Company's Articles of Incorporation, as amended, except as set forth in the Company Letter (as hereinafter defined), and except for stock options issued prior to the date hereof covering not in excess of 360,813 Company Common Shares (collectively, the "Company Stock Options"), there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any such Subsidiary or obligating the Company or any such Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents or the Company Letter (as such term is hereinafter defined), each such share is beneficially owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

                  Section 3.3 Authority. The Board of Directors of the Company has declared as advisable and fair to and in the best interests of the shareholders of the Company the Merger and approved this Agreement, and the Company has all requisite power and authority to enter into this Agreement and, subject to approval of the Merger by the shareholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contem plated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of the Merger by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery thereof by Sub and Parent and the validity and binding effect thereof on Sub and Parent) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Proxy Statement with the SEC has been duly authorized by the Company's Board of Directors.

                  Section 3.4 Consents and Approvals; No Violation. Except as set forth in the letter dated and delivered to Parent on the date hereof (the "Company Letter"), which relates to this Agreement and is designated therein as being the Company Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under: (i) any provision of the Articles of Incorporation or Regulations of the Company or the comparable charter or organization documents or by-laws of any of its Subsidiaries as amended, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and would not materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any

Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except: (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) for the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, (iii) for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any property or assets and (iv) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and would not materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 3.5 Company SEC Documents and Financial Statements. The Company has filed all required documents with the SEC since January 1, 1991 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Letter includes the consolidated balance sheets of the Company and its consolidated subsidiaries as of June 30, 1996 and 1995 and the related consolidated statements of income (the "Statements of Income"), stockholders' investment and cash flows for each of the fiscal years then ended, together with the appropriate notes to such financial statements, accompanied by the report thereon of Arthur Andersen LLP, independent public accountants (the "Audited Financial Statements"). The consolidated financial statements of the Company included in the Company SEC Documents and the Company Letter complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations with respect thereto. The consolidated financial statements included in the Company SEC Documents and the Audited Financial Statements have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). None of the financial statements referred to in this Section 3.5 contains any material items of special or nonrecurring income except as expressly specified therein. Since June 30, 1996, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements.

                  Section 3.6 Registration Statement and Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, the time of the Company Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its directors and officers or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

                  Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents or the Company Letter, since June 30, 1996: (i) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on the Company; (ii) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on the Company; (iii) there has been no material change in the indebtedness of the Company and its Subsidiaries, no change in the outstanding shares of capital stock of the Company except for the issuance of Company Common Shares pursuant to the Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; (iv) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company; and except as set forth in the Company Letter, during the period from June 30, 1996 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b).

                  Section 3.8 No Existing Violation, Default, Etc. Neither the Company nor any of its Subsidiaries is in violation of (i) its charter or other organization documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, reasonably be expected to have a Material Adverse Effect on the Company.

                  Except as may be set forth in the Company SEC Documents or the Company Letter, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money or any other material lease, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective properties, assets or business is bound.

                  Section 3.9 Licenses and Permits. The Company and its Subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Company Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Company SEC Documents and as currently owned or leased and conducted, and all such Company Licenses are valid and in full force and effect, except for any such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance in all material respects with their respective obligations under the Company Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any material Company License.

                  Section 3.10 Environmental Matters. Except as set forth in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries is the subject of any federal, state, local, foreign or provincial investigation, and neither the Company nor any of its Subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, relating to any liability or remedial action, or potential liability or remedial action, under any Environmental Laws that would reasonably be expected to have a Material Adverse Effect on the Company; and there are no pending, reasonably anticipated or, to the knowledge of the Company, threatened actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such liability or seeking any such remedial action in connection with any Environmental Laws that would reasonably be expected to have a Material Adverse Effect on the Company.

                  Section 3.11 Tax Matters. Except as otherwise set forth in the Company Letter: (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local and foreign, Tax Returns required to have been filed on or prior to the date hereof or appropriate extensions therefor have been properly obtained; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested; (iii) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (iv) any such Tax Returns relating to federal and state income Taxes have been audited by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the audit of such Tax Returns are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any audit of such Tax Returns by any taxing authority have been paid in full or adequately provided for or are being timely and properly contested. Except as set forth in the Company Letter, the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes and other governmental charges are adequate. To the knowledge of the Company, the representations set forth in the Company Tax Certificate (as defined in Section 6.2(b)) attached to the Company Letter are true and correct in all material respects.

                  Section 3.12 Actions and Proceedings. Except as set forth in the Company SEC Documents or the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or affecting the Company or any of its Subsidiaries, or any of its or their current or former directors, officers, employees, consultants, agents or stockholders, as such, any of its or their properties, assets or business or any Company Plan (as defined in Section 3.15) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the Company Letter or the Company SEC Documents, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any of its or their current or former directors, officers, employees, consultants, agents or stockholders, as such, any of its or their properties, assets or business or any Company Plan that if brought (if not now pending) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations or labor disputes pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any of its or their current or former directors, officers, employees, consultants, agents or stockholders, as such, any of its or their properties, assets or business or any Company Plan relating to the transactions contemplated by this Agreement.

                  Section 3.13 Labor Matters. Except as disclosed in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel") or any representative of any Company Business Personnel. Except as disclosed in the Company SEC Documents or the Company Letter, neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Company Business Personnel, and there is no unfair labor practice complaint pending against the Company or any or its Subsidiaries with respect to Company Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on the Company, and neither the Company nor any of its Subsidiaries has experienced any primary work stoppage or other material labor difficulty involving its employees during the last five years that has had or would reasonably be expected to have a Material Adverse Effect on the Company. The Company is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act (the "WARN Act") and has no liabilities pursuant to the WARN Act.

                  Section 3.14 Contracts. All of the material contracts of the Company and its Subsidiaries are listed and described in the Company Letter or if required to be described in the Company SEC Documents or to be filed as exhibits thereto have been described or filed as required. For the purposes of this Section 3.14, the term "material" means contracts required to be disclosed by Item 601(10) of Regulation S-K promulgated by the SEC. Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or default under any such contracts which are currently in effect, except for such breaches and defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 3.15 ERISA. Each Company Plan complies in all material respects with ERISA, the Code and all other applicable laws and administrative or governmental rules and regulations. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement), and no condition exists which would subject the Company or any ERISA Affiliate to any fine under Section 4071 of ERISA; except as disclosed in the Company Letter neither the Company nor any of its ERISA Affiliates has withdrawn from any Company Plan or Company Multiemployer Plan (as hereinafter defined) or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. To the knowledge of the Company, there are no actions, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Company Plan which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any material liability under or pursuant to Title IV of ERISA. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred which would reasonably be expected to result in material liability to the Company or its Subsidiaries. Except as set forth in the Company Letter, all Company Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. Except as set forth in the Company Letter, the Company is not aware of any reason why any Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of
Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. The Company and its Subsidiaries have complied with the health care continuation requirements of
Part 6 of Title I of ERISA. Except as set forth in the Company Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company or its Subsidiaries to or in respect of any employee or other person. As used in this Agreement: (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a Company Multiemployer
Plan) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability; and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

        Section 3.16 Liabilities. Except as fully reflected or reserved against
in the consolidated financial statements referred to in Section         3.5, or
disclosed in the footnotes thereto, or as set forth in Items 1-3 of Section
3.16 of the Company Letter, the Company and its Subsidiaries had no liabilities (including, without limitation, Tax liabilities) at the date of such consolidated financial statements, absolute or contingent, that would reasonably be expected to have a Material Adverse Effect on the Company or, except as disclosed in the Company Letter or the Company SEC Documents, were not incurred in the ordinary course of business. Except as so reflected, reserved or disclosed, or as disclosed in the Company Letter or the Company SEC Documents, the Company and its Subsidiaries have no commitments which would reasonably be expected to have a Material Adverse Effect on the Company.

                  Section 3.17 Intellectual Properties. Except as disclosed in the Company Letter, all of the material patents, trademarks, trademark registrations, servicemarks, mailing lists, trade names, copyrights and other proprietary intellectual property rights that are owned by the Company and its Subsidiaries or used in their respective businesses are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is infringing upon, or otherwise violating, the rights of any person with respect to any material patent, patent right, trademark, servicemark, software license, software use agreement, license trade name, copyright or registration thereof.

                  Section 3.18 Propriety of Past Payments. Except as disclosed in the Company Letter, since January 1, 1991: (i) no funds or assets of the Company or any of its Subsidiaries have been used for illegal purposes, (ii) no unrecorded fund or assets of the Company or any of its Subsidiaries has been established for any purpose, (iii) no accumulation or use of the corporate funds of the Company or any of its Subsidiaries has been made without being properly accounted for on the respective books and records of the Company or such Subsidiary, (iv) all payments by or on behalf of the Company or any of its Subsidiaries have been duly and properly recorded and accounted for on the books and records of the Company and its Subsidiaries, (v) no false or artificial entry has been made on the books and records of the Company or any of its Subsidiaries for any reason, (vi) no payment has been made by or on behalf of the Company or any of its Subsidiaries with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment and (vii) neither the Company nor any of its Subsidiaries has made any illegal contributions to any political party or candidate, either domestic or foreign, except for such uses, payments, contributions or actions which, or the cessation of which, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or result in material adverse publicity for the Company.

                  Section 3.19 Opinion of Financial Advisor. The Company has received the opinion of J.J.B. Hilliard, W.L. Lyons Inc., dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent.

                  Section 3.20 Takeover Statutes. The Board of Directors of the Company has duly taken all necessary action (which is valid and binding on the Company) to provide a valid and irrevocable exemption from Sections 1704.01 through 1707.042 of the OGCL for all of the transactions contemplated by this Agreement. No Takeover Statute applicable to the Company is applicable to the Merger or the other transactions contemplated hereby.

                  Section 3.21 Pooling of Interests; Reorganization. To the knowledge of the Company after due investigation, neither the Company nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 3.22 Brokers. No broker, investment banker or other person, other than J.J.B. Hilliard, W.L. Lyons Inc., the fees and expenses of which will be paid by the Company (as reflected in an agreement between J.J.B. Hilliard, W.L. Lyons Inc. and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1 Conduct of Business Pending the Merger.

         (a) Actions by Parent. During the period from the date of this Agreement through the Effective Time, except as otherwise expressly required by this Agreement or as set forth in the Parent Letter, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

                  (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (I) regular quarterly dividends of not more than $0.1625 per share on Parent Common Stock, (II) stock dividends on Parent Common Stock and (III) any dividends on, or distributions in respect of, the capital stock of any Subsidiary of Parent); (B) combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

             (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than the issuance of shares of Parent Common Stock pursuant to a stock dividend or stock split or upon the exercise of Parent Stock Options and the issuance of stock options to employees of Parent or any of its Subsidiaries);

            (iii)  amend its charter or organization documents or by-laws;

             (iv) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to Parent and its Subsidiaries taken as a whole or (B) dispositions for an aggregate consideration paid or payable to Parent and its Subsidiaries (valuing any non-cash consideration at its fair market value and any contingent payments at the maximum amount payable and treating any liabilities assumed as consideration paid) of not to exceed $30,000,000 or (C) as set forth in the Parent Letter;

              (v) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) borrowings or guarantees incurred in the ordinary course of business and consistent with past practice, (B) any loans, advances or capital contributions to, or other investments in, Parent or any wholly-owned Subsidiary of Parent or (C) as set forth in the Parent Letter;

             (vi) enter into or adopt any Parent Plan, or amend any existing Parent Plan, other than as required by law;

            (vii) violate or fail to perform any material obligation or duty imposed upon Parent or any Subsidiary by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance;

           (viii) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures; or

             (ix) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  Parent shall promptly advise the Company orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on Parent.

         (b) Actions by the Company. During the period from the date of this Agreement through the Effective Time, except as otherwise expressly required by this Agreement or as set forth in the Company Letter, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

           (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such; (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

           (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than the issuance of Company Common Shares upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms);

           (iii)  amend its charter or organization documents or Regulations;

           (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to the Company and its Subsidiaries taken as a whole or (B) as set forth in the Company Letter;

           (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than (A) transactions that are in the ordinary course of business and consistent with past practice and not material to the Company and its Subsidiaries taken as a whole or (B) dispositions for an aggregate consideration paid or payable to the Company and its Subsidiaries (valuing any non-cash consideration at its fair market value and any contingent payments at the maximum amount payable and treating any liabilities assumed as consideration paid) of not to exceed $150,000 or (C) as set forth in the Company Letter; provided, however, that the aggregate consideration received by the Company and its Subsidiaries from all transactions permitted by this clause (v) shall not exceed $250,000 and the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the assets sold, leased or otherwise disposed of shall not exceed $250,000;

           (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness, or make any loans, advances or capital contributions to, or other investments in, any other person, or retire any currently outstanding indebtedness for borrowed money, other than (A) borrowings or guarantees incurred in the ordinary course of business and consistent with past practice, (B) any loans, advances or capital contributions to, or other invest ments in, the Company or any wholly-owned Subsidiary of the Company or (C) as set forth in the Company Letter;

           (vii) enter into or adopt any Company Plan, or amend any existing Company Plan, other than as required by law;

          (viii) increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business and consistent with past practice, or grant any severance or termination pay to, or enter into, or amend or modify, any employment, severance or consulting agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

           (ix) violate or fail to perform any material obligation or duty imposed upon the Company or any Subsidiary by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance;

           (x) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures; or

           (xi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  The Company shall promptly advise Parent orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on the Company.

                  Section 4.2 No Solicitation. From and after the date hereof, the Company shall not, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing non-public information) any Takeover Proposal (as hereinafter defined) from any person, or engage in or continue discussions or negotiations relating to any Takeover Proposal and shall use its reasonable best efforts to prevent any of its directors, officers, employees, attorneys, financial advisors, agents and other authorized representatives and those of any of its Subsidiaries from taking any such action; provided, however, that the Company may (i) engage in discussions or negotiations with, or furnish information concerning the Company and its properties, assets and business to, any person which makes, or indicates in writing an intention to make, a Superior Proposal (as hereinafter defined) if the Board of Directors of the Company shall conclude in good faith on the basis of the written advice of its outside counsel that the failure to take such action would violate the fiduciary obligations of such Board of Directors under applicable law, or (ii) comply with Rule 14d-9 or 14e-2 promulgated by the SEC under the Exchange Act with regard to a Takeover Proposal. The Company shall promptly notify Parent upon receipt of any Takeover Proposal, including the material terms and conditions thereof and the identity of the person (or group) making such Takeover Proposal, and the name of all persons to whom the Company has furnished any information and the nature of such information. As used in this Agreement: (i) "Takeover Proposal" means any proposal or offer for, or any expression of interest (by public announcement or otherwise) by any person (other than a proposal or offer by Parent or any of its Subsidiaries or Affiliates) in, any tender or exchange offer for 20% or more of the equity of the Company, any merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries (as hereinafter defined), any acquisition in any manner of 20% or more of the equity of, or 20% or more of the assets of, the Company or any of its Significant Subsidiaries or any inquiry by any person with respect to the Company's willingness to receive or discuss any of the foregoing; (ii) "Superior Proposal" means a bona fide unsolicited proposal or offer made by any person (or group) (other than Parent or its Subsidiaries or Affiliates) to acquire the Company pursuant to any Takeover Proposal on terms which a majority of the members of the Board of Directors of the Company determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors), to be more favorable to the Company and its shareholders than the transactions contemplated hereby and for which any required financing is committed or which, in the good faith and reasonable judgment of a majority of such members, is reasonably capable of being financed by such person; and
(iii) "Significant Subsidiary" has the meaning specified in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission.

                  Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                  Section 4.4 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall (i) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) knowingly take or fail to take any action which action or failure would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  Section 5.1 Stockholder Meeting. The Company shall call a meeting of its stockholders (the "Company Stockholder Meeting") to be held as promptly as practicable following the effectiveness of the Registration Statement for the purpose of voting upon the Merger. The Company shall, through its Board of Directors, recommend to its stockholders approval of such matters and shall not withdraw such recommendation; provided, however, that such Board of Directors shall not be required to make, and shall be entitled to withdraw, such recommendation if such Board of Directors concludes in good faith on the basis of the written advice of its outside counsel that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board of Directors under applicable law. The respective Boards of Directors of the Company, Parent and Sub shall not withdraw their respective declarations that the Merger is advisable unless, in any such case, any such Board of Directors concludes in good faith on the basis of the written advice of its outside counsel that the failure to rescind such determination would violate the fiduciary obligations of such Board of Directors under applicable law.

                  Section 5.2 Preparation of the Registration Statement and the Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Registration Statement, which will include the Proxy Statement. Each of the Company and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in connection with the Merger and upon any exercise of the Substitute Options (as defined in Section 5.8). The Company shall furnish all information concerning the Company and the holders of Company Common Shares as may be reasonably requested by Parent in connection with any such action.

                  Section 5.3 Comfort Letters. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Coopers & Lybrand LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  Section 5.4 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent (which Parent represents and warrants are not material) or to the Company (which the Company represents and warrants are not material), Parent and the Company shall, and shall cause each of its respective Subsidiaries to, afford, during normal business hours during the period from the date of this Agreement through the Effective Time, to the accountants, counsel, financial advisors, officers and other representatives of the other reasonable access to, and permit them to make such inspections as they may reasonably request of, the other's properties, books, contracts, commitments and records (including, without limitation, the work papers of independent public accountants) and permit such interviews with its officers and employees as may be reasonably requested; and, during such period, Parent and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its properties, assets, business and personnel as the other may reasonably request. No investigation pursuant to this Section
5.4 shall affect any representation
or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent or the Company pursuant to this Section 5.4 shall be kept confidential in accordance with the Confidentiality Agreement dated January 15, 1996, as the same has been amended to date, between Parent and the Company.

                  Section 5.5 Compliance with the Securities Act. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Company Stockholder Meeting, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Rule 145 Affiliate shall not (i) sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Rule 145 Affiliate in connection with the Merger, except pursuant to an effective registration statement or in compli ance with such Rule 145 or another exemption from the registration requirements of the Securities Act and (ii) sell or in any other way reduce such Rule 145 Affiliate's risk relative to any shares of Parent Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) until such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC. After the Effective Time, Parent shall satisfy the conditions set forth in Rule 144(c)(1)
promulgated by the SEC under the Securities Act for so long as any Rule 145 Affiliate is subject to the provisions of Rule 145(d).

                  Section 5.6 Stock Exchange Listings. Parent shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger and upon any exercise of the Substitute Options.

                  Section 5.7 Fees and Expenses. (a) Except as otherwise provided in this Section 5.7 and in Section 5.11, whether or not the Merger shall be consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants, actuaries and consultants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and filing fees shall be divided equally between Parent and the Company.

                  (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement shall be terminated by Parent pursuant to Section 7.1(b)(i) or Section 7.1(d), then, in either such case, the Company shall (without prejudice to any other rights of Parent against the Company) reimburse Parent upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of Parent and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby, including all fees and expenses of counsel, financial advisors, accountants, actuaries and consultants; provided, however, that the Company shall not be obligated to make aggregate payments pursuant to this sentence in excess of $400,000. In addition, if within one year after the date of such termination, the Company shall enter into a definitive agreement with respect to any Takeover Proposal, or if any Takeover Proposal shall have been completed or the Board of Directors of the Company shall have recommended to the shareholders of the Company any Takeover Proposal or adopted a resolution to do so, then, upon the earliest of such occurrences, the Company shall immediately pay to Parent an amount in cash equal to $1,000,000, less any amount paid to Parent pursuant to the immediately preceding sentence; provided that no amount shall be payable to Parent pursuant to this sentence in the event that the Company would have had the right to terminate this Agreement pursuant to Section 7.1(c) or 7.1(d).

                  (c) Notwithstanding any provision in this Agreement to the contrary, if this Agreement shall be terminated by Parent pursuant to Section 7.1(b)(ii) or by the Company pursuant to Section 7.1(c)(ii) and, in either such case, within one year after the date of such termination, any of the occurrences described in the second sentence of Section 5.7(b) shall have occurred, the Company shall immediately pay to Parent an amount in cash equal to $1,000,000; provided that no payment shall be due by the Company under this Section 5.7(c) unless the Board of Directors of the Company determines that such transaction is a Superior Proposal.

                  (d) Notwithstanding any provision in this Agreement to the contrary, if this Agreement shall be terminated by Parent pursuant to Section 7.1(f), Section 7.1(g) or Section 7.1(h) or by the Company pursuant to Section 7.1(f), the Company shall immediately pay to Parent an amount in cash equal to $1,000,000; provided that in the event that this Agreement is terminated by
Parent: (i) pursuant to Section 7.1(f), the Company shall be required to pay such cash amount to Parent only upon the occurrence of the events set forth in clauses (i) and (ii) thereof unless the Company shall have failed to timely provide such written notice to, or cooperated fully with, Parent as required by such clause (i); and (ii) pursuant to Section 7.1(g), the Company shall not be required to pay such cash amount to Parent if, (A) at the time that the Board of Directors of the Company took such action described in Section 7.1(g), the Company would have been entitled to terminate this Agreement pursuant to
Section 7.1(i) (assuming, for the purpose of this clause (A) that the Calculation Date (as such term is used in Section 7.1(i)) is a date occurring within ten business days preceding the date the Board of Directors of the Company took such action); or (B) the Board of Directors of the Company shall have taken the action or actions specified by Section 7.1(g) in connection with a Superior Proposal.

                  (e) Notwithstanding any provision in this Agreement to the contrary, if this Agreement shall be terminated by the Company pursuant to
Section 7.1(c)(i) or Section 7.1(d), then, in either such case, Parent shall (without prejudice to any other rights of the Company against Parent) reimburse the Company upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of the Company and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby, including all fees and expenses of counsel, financial advisors, accountants, actuaries and consultants; provided, however, that Parent shall not be obligated to make aggregate payments pursuant to this sentence in excess of $400,000.

                  Section 5.8 Company Stock Options. Not later than the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to any stock option plan (other than any "stock purchase plan" within the meaning of Section 423 of the Code) of the Company in effect on the date hereof (the "Company Stock Plans") shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option"), increased to the nearest whole share, determined by multiplying (i) the number of Company Common Shares subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Conversion Number, at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per Company Common Share immediately prior to the Effective Time divided by the Conversion Number. After the Effective Time, except as provided above in this Section 5.8, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time; provided, that any conditions to the exercise of the Company Stock Options which are expressed in terms of the market price of the Company Common Stock shall be adjusted by dividing such price by the Conversion Number. This Section 5.8 shall be subject to any contrary provision contained in the applicable Company Stock Plan or in the option agreement with respect to any Company Stock Option outstanding thereunder, but the Company shall use its reasonable best efforts to obtain any necessary consents of the holders of such Company Stock Options to effect this Section 5.8. The Company shall not grant any stock appreciation rights or limited stock appreciation rights and shall not permit cash payments to holders of Company Stock Options in lieu of the substitution therefor of Substitute Options as provided in this Section 5.8. At the Effective Time, the Parent Common Stock issuable upon exercise of the Substitute Options shall be registered under the Securities Act.

                  Section 5.9 Reasonable Best Efforts; Pooling of Interests. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings with, and the taking of all other reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and any Takeover Statute); (ii) the obtaining of all necessary consents, approvals or waivers from persons other than Governmental Entities; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

                  (b) Each of Parent and the Company shall take, together with its respective accountants, all actions reasonably necessary in order to obtain a favorable determination from the SEC that the Merger may be accounted for as a pooling of interests in accordance with generally accepted accounting principles.

                  (c) Each party hereto shall use its reasonable best efforts not to take any action, or to enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or to result in a breach of any of its covenants in this Agreement.

                  (d) Notwithstanding any provision in this Agreement to the contrary: (i) neither Parent nor the Company shall be obligated to use its reasonable best efforts or to take any action pursuant to this Section 5.9 if the Board of Directors of Parent or the Company, as the case may be, shall conclude in good faith on the basis of the written advice of its outside counsel that such action would violate the fiduciary obligations of such Board of Directors under applicable law; and (ii) in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and, except as may be set forth in the Parent Letter, neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any material portions thereof or any of the business, product lines, properties or assets of Parent or any of its Affiliates.

                  Section 5.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and without the approval

(which need not be in writing and shall not unreasonably be withheld) of the other, except as may be required by applicable law or by existing obligations pursuant to any listing agreement with any national securities exchange or with NASDAQ.

                  Section 5.11 Real Estate Transfer and Gains Tax. Parent and the Company agree that either the Company or the Surviving Corporation shall pay all state or local taxes, if any (collectively, the "Gains Taxes"), attributable to the transfer of the beneficial ownership of the Company's and its Subsidiaries' real properties, and any penalties or interest with respect thereto, payable in connection with the consummation of the Merger. The Company shall cooperate with Parent in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real properties of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion. The shareholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.11 in the preparation of any return with respect to the Gains Taxes.

                  Section 5.12 Takeover Statutes. If any Takeover Statute shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

                  Section 5.13 Indemnification; Directors and Officers Insurance. Parent shall cause the Surviving Corporation to (a) maintain continuously in effect, for six years after the Effective Time, directors' and officers' liability insurance covering those persons currently covered by the Company's policies for acts or omissions occurring at or prior to the Effective Time on terms no less favorable than current coverages and (b) indemnify and hold harmless (and advance expenses to) all past and current directors, officers, employees and agents of the Company and of its Subsidiaries, for claims made within six years after the Effective Time arising out of acts or omissions occurring at or prior to the Effective Time, to the same extent such persons are currently indemnified by the Company pursuant to the Company's Amended Articles of Incorporation and Amended and Restated Code of Regulations.

                  Section 5.14 Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.15 Reorganization Status. Parent agrees that it will not take any action after the Effective Time that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code for failure to satisfy the "continuity of business enterprise" requirements of such a reorganization.

                  Section 5.16 Employee Benefit Plans. For a period of not less than one year after the Effective Time, Parent will provide employee benefit plans (including perquisites) for employees employed by the Company or any of its Subsidiaries immediately prior to the Effective Time and for former employees of the Company currently receiving benefits which are, in the aggregate, no less favorable than those currently provided by the Company and its Subsidiaries, it being understood that the Company Stock Plans will be terminated and no further options will be granted under the Company Stock Plans.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approval. The Merger shall have been duly approved by the requisite vote of the shareholders of the Company in accordance with applicable law and the Articles of Incorporation and Regulations of the Company.

                  (b) Stock Exchange Listings. The shares of Parent Common Stock issuable in accordance with the Merger and upon exercise of the Substitute Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  (c) HSR and Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

             (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation), assuming the Merger had taken place, shall have been obtained, shall have been made or shall have occurred.

                  (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the

Company, threatened by the SEC. All necessary state securities authorizations (including approvals in connection with any Takeover Statutes) shall have been received.

                  (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promul gated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

                  Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Tax Opinion. The Company shall have received an opinion of Graydon, Head & Ritchey, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                  (i) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of
         Section 368(b) of the Code;

             (ii) No gain or loss will be recognized by the Company as a result of the Merger;

            (iii) No gain or loss will be recognized by the non-dissenting shareholders of the Company upon the conversion of their Company Common Shares into shares of Parent Common Stock in accordance with the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

             (iv) The aggregate tax basis of the shares of Parent Common Stock received by a shareholder in exchange for Company Common Shares in accordance with the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such Company Common Shares;

              (v) The holding period for shares of Parent Common Stock received by a shareholder in exchange for Company Common Shares in accordance with the Merger will include the period that such Company Common Shares were held by the shareholder, provided such Company Common Shares were held as capital assets by such shareholder at the Effective Time; and

             (vi) A shareholder of the Company who receives cash in lieu of a fractional share of Parent Common stock will recognize gain or loss equal to the difference, if any, between such shareholder's basis in such fractional share and the amount of cash received.

In rendering such opinion, Graydon, Head & Ritchey may receive and rely upon representations contained in a certificate of the Company substantially in the form attached to the Company Letter (the "Company Tax Certificate"), a certificate of Parent substantially in the form attached to the Parent Letter (the "Parent Tax Certificate") and other appropriate certificates of the Company, Parent and others, and may condition such opinion on the receipt from each shareholder of the Company holding a substantial amount of the Company Common Shares (a "Major Shareholder") of a certificate substantially in the form attached to the Company Letter (the "Shareholder Certificate").

                  (c) Opinion of Sidley & Austin. The Company shall have received an opinion from Sidley & Austin, dated the Effective Time, substantially to the effect that:

                  (i) The incorporation, existence and good standing in their respective jurisdictions of incorporation of Parent and Sub are as stated in the first sentence of Section 2.1; the authorized shares of capital stock of Parent are as stated in the first sentence of Section 2.2; and all outstanding shares of Parent Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders;

             (ii) Each of Parent and Sub has full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by Parent and Sub and (assuming its due and valid authorization, execution and delivery by the Company and its validity and binding effect upon the Company) constitutes the legal, valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and performance by Parent and Sub of this Agreement will not violate the Restated Certificate of Incorporation or By-laws of Parent or the Articles of Incorporation or Regulations of Sub;

             (iv) To the knowledge of such counsel, the execution and performance by Parent and Sub of this Agreement will not violate, result in a breach of or constitute a default under any material indenture, mortgage, evidence of indebtedness, lease, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound;

              (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or other Governmental Entity which has not been obtained is required on behalf of Parent or any of its Subsidiaries for the consummation of the transactions contemplated by this Agreement;

             (vi) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or overtly threatened, against or affecting Parent or any of its Subsidiaries, at law or in equity or before or by any court or other Governmental Entity or before any arbitrator, which seek to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement;

            (vii) (A) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act; and (B) in the course of the preparation of the Registration Statement and the Proxy Statement, such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement and related matters were discussed; such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement; such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent; however, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company, as to which such counsel need express no belief), at the time the Registration Statement became effective and at the time of the Company Stockholder Meeting, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

           (viii) The shares of Parent Common Stock being issued at the Effective Time pursuant to this Agreement have been duly authorized and validly issued and are fully paid and nonassessable.

                  In rendering such opinion, Sidley & Austin may rely as to matters of fact upon the representations contained herein and in certificates of officers of Parent and its Subsidiaries delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the General Corporation Law of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America and that, insofar as the laws of the State of Ohio are applicable, such counsel has relied upon the opinion of Taft, Stettinius & Hollister delivered to the Company pursuant to
Section 6.2(d).

                  (d) Opinion of Taft, Stettinius & Hollister. The Company shall have received an opinion of Taft, Stettinius & Hollister, dated the Effective Time, substantially to the effect that: (i) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio; (ii) Sub has full corporate power and authority to execute, deliver and perform this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by Sub and (assuming its due and valid authorization, execution and delivery by Parent and the Company and its validity and binding effect upon the Company) constitutes the legal, valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and (iv) the Merger has been duly consummated and become effective in accordance with the OGCL. In rendering such opinion, Taft, Stettinius & Hollister may rely as to matters of fact upon the representations contained herein and in certificates of officers of Parent and its Subsidiaries delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the laws of the State of Ohio.

                  (e) Consents Under Agreements. Parent shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, in the good faith opinion of the Company, individually or in the aggregate, to have a Material Adverse Effect on Parent or upon the consummation of the transactions contemplated hereby.

                  (f) Non-Compete Agreements. The Agreement, dated as of September 23, 1996, by and among Parent, the Company and Durwood G. Rorie, Jr. ("Rorie"), and the Agreement, dated as of September 23, 1996, by and among Parent, the Company and William A. Cheney ("Cheney") (collectively, the "Non-Compete Agreements") shall become effective at the Effective Time.

                  (g) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to Parent; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Tax Opinion. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                  (i) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of
         Section 368(b) of the Code;

                  (ii) No gain or loss will be recognized by Parent or the Company as a result of the Merger;

                  (iii) No gain or loss will be recognized by the non-dissenting shareholders of the Company upon the conversion of their Company Common Shares into shares of Parent Common Stock in accordance with the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

                  (iv) The aggregate tax basis of the shares of Parent Common Stock received by a shareholder in exchange for Company Common Shares in accordance with the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such Company Common Shares;

                  (v) The holding period for shares of Parent Common Stock received by a shareholder in exchange for Company Common Shares in accordance with the Merger will include the period that such Company Common Shares were held by the shareholder, provided such Company Common Shares were held as capital assets by such shareholder at the Effective Time; and

                  (vi) A shareholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's basis in such fractional share and the amount of cash received.

In rendering such opinion, Sidley & Austin may receive and rely upon representations contained in a certificate of the Company substantially in the form of the Company Tax Certificate, a certificate of Parent substantially in the form of the Parent Tax Certificate and other appropriate certificates of the Company, Parent and others, and may condition such opinion on the receipt from each Major Shareholder of a Shareholder Certificate.

                  (c) Opinion of Jack W. Painter, Esq., Parent shall have received an opinion from Jack W. Painter, Esq., dated the Effective Time, substantially to the effect that:

                  (i) The Company is a corporation in good standing under the laws of the State of Ohio, and the authorized shares of the capital stock of the Company are as stated in the first sentence of Section 3.2;

             (ii) The Company has full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and (assuming its due and valid authorization, execution and delivery by Parent and Sub and its validity and binding effect upon Parent and Sub) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and performance by the Company of this Agreement will not violate the Articles of Incorporation or Regulations of the Company or the charter or organization documents or by-laws of any of its Subsidiaries;

             (iv) To the knowledge of such counsel, the execution and performance by the Company of this Agreement will not violate, result in a breach of or constitute a default under any material indenture, mortgage, evidence of indebtedness, lease, agreement, instrument, law, rule, regulation, judgment, order or decree to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound;

              (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or other Governmental Entity which has not been obtained is required on behalf of the Company or any of its Subsidiaries for consummation of the transactions contemplated by this Agreement;

             (vi) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or overtly threatened, against or affecting the Company or any of its Subsidiaries, at law or in equity or before or by any court or other Governmental Entity or before any arbitrator, which seek to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement; and

            (vii) (A) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act; and (B) in the course of the preparation of the Registration Statement and the Proxy Statement, such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement and related matters were discussed; such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement; such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent; however, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent, as to which such counsel need express no belief), at the time the Registration Statement became effective and at the time of the Company Stockholder Meeting, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely as to matters of fact upon the representations contained herein and on certificates of officers of the Company delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the laws of the State of Ohio, the General Corporation law of the State of Delaware and the federal laws of the United States of America.

                  (d) Opinion of Graydon, Head & Ritchey. Parent shall have received an opinion from Graydon, Head & Ritchey, dated the Effective Time, substantially to the effect that (i) the Company is a corporation duly organized and validly existing under the laws of the State of Ohio; and (ii) all outstanding Company Common Shares have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of shareholders.

                  In rendering such opinion, such counsel may rely as to matters of fact upon the representations contained herein and in certificates of officers of the Company delivered to such counsel. Such opinion may state that it is limited to the laws of the State of Ohio.

                  (e) Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, in the good faith opinion of Parent, individually or in the aggregate, to have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated hereby.

                  (f) Affiliate Agreements. Parent shall have received the written agreements from the Rule 145 Affiliates of the Company described in
Section 5.5.

                  (g) Litigation. There shall not have been instituted or be pending, or threatened, any suit, action or proceeding before any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which, if such Governmental Entity were to prevail, would reasonably be expected, in the good faith opinion of Parent, to have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation).

                  (h) Accounting. Parent shall have received an opinion of Coopers & Lybrand LLP, in form and substance reasonably satisfactory to Parent, that the Merger will qualify as a pooling of interests under generally accepted accounting principles; and based on such opinion and such other advice as Parent may deem relevant, Parent shall have no reasonable basis for believing that the Merger may not be accounted for as a pooling of interests in accordance with generally accepted accounting principles.

                  (i) Non-Compete Agreements. The Non-Compete Agreements shall become effective at the Effective Time.

                  (j) The following agreements shall have been terminated and be of no further force or effect prior to the Effective Time: (i) Stock Transfer, Restriction, Purchase and Redemption Agreement, dated December 2, 1985, between Rorie, Cheney and the Company; (ii) Transfer of Stock Agreement, dated August 1, 1994, between Rorie, Margaret Stewart Rorie, Cheney, the W. A. Cheney Family Trust and the Company; and (iii) Stock Purchase and Sale Agreement, dated January 2, 1992, among Meiko Mercantile, Limited, Cheney and Rorie.

                  (k) Appraisal Rights. The holders of not more than 10% of the issued and outstanding Company Common Shares shall have properly demanded appraisal or dissenters rights pursuant to the OGCL.

                  (l) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to the Company; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer of the Company to such effect.


                                   ARTICLE VII

                        TERMINATION; AMENDMENT AND WAIVER

                  Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the shareholders of the Company of the matters presented in connection with the
Merger:

                  (a) by mutual written consent of Parent, Sub and the Company, as authorized by their respective Boards of Directors;

                  (b) by Parent, as authorized by its Board of Directors, if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days after receipt by the Company of notice of such failure to comply, or (ii) the shareholders of the Company shall not approve the Merger at the Company Stockholder Meeting or any adjournment thereof;

                  (c) by the Company, as authorized by its Board of Directors, if (i) Parent or Sub shall have failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five business days after receipt by Parent of notice of such failure to comply, or (ii) the shareholders of the Company shall not approve the Merger at the Company Stockholder Meeting or any adjournment thereof;

                  (d) by either Parent or the Company, as authorized by its Board of Directors, if there has been (i) a material breach by the other (or Sub if the Company is the terminating party) of any representation or warranty that is not qualified as to materiality or
         (ii) a breach by the other (or Sub if the Company is the terminating party) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days after receipt by the breaching party of notice of the breach;

                  (e) by either Parent or the Company, as authorized by its Board of Directors, if: (i) the Merger has not been effected on or prior to the close of business on March 31, 1997; provided, however, that the right to terminate this Agreement pursuant to this clause (e) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have oc curred on or prior to such date; or
         (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (f) by either Parent or the Company, as authorized by its Board of Directors, if the Board of Directors of the Company shall determine that a Takeover Proposal constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this clause (f) unless (i) 15 days shall have elapsed after delivery to Parent of a written notice of such determination by such Board of Directors and during such 15-day period the Company shall have fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of such Takeover Proposal and the identity of the person or group making such Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, and (ii) at the end of such 15-day period such Board of Directors shall continue reasonably to believe that such Takeover Proposal constitutes a Superior Proposal and simultaneously therewith the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal; provided, further, that Parent may only terminate this Agreement pursuant to this clause (f) at any time after the close of business on the 10th day following any date on which the Board of Directors of the Company determines that a Takeover Proposal constitutes a Superior Proposal and only if, prior to such termination by Parent, the Board of Directors of the Company has not rejected such Takeover Proposal and has not terminated all discussions and negotiations pertaining to such

         Takeover Proposal; provided, further that the immediately preceding proviso shall apply only to the first Takeover Proposal determined by the Board of Directors of the Company to be a Superior Proposal; upon, and at any time after, any subsequent determination by the Board of Directors of the Company that any Takeover Proposal is a Superior Proposal, Parent shall have the right to terminate this Agreement pursuant to this clause (f);

                  (g) by Parent, as authorized by its Board of Directors, if the Board of Directors of the Company shall not have recommended the Merger to the Company's shareholders, or shall have resolved not to make such recommendation, or shall have modified or rescinded its recommendation of the Merger to the Company's shareholders as being advisable and fair to and in the best interests of the Company and its shareholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing;

                  (h) by Parent, as authorized by its Board of Directors, if any Takeover Proposal (other than the Merger) involving the Company shall result in the acquisition by any person, entity or group (other than the Parent or any of its Subsidiaries) of 20% or more of the equity of, or 20% or more of the assets of, the Company or any of its Significant Subsidiaries; or

                  (i) by the Company, as authorized by its Board of Directors, in the event that on any date (the "Calculation Date") occurring within ten business days preceding the


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         Closing, the per share closing price of Parent Common Stock on the NYSE
         (as shown in The Wall Street Journal, New York Stock Exchange Composite Transactions) is less than the dollar amount calculated by multiplying the Index Adjusted Price by 85%. The "Index Adjusted Price" is equal to the product obtained by multiplying (A) 21-1/2 by (B) the decimal determined by dividing the S&P 500 Index on the Calculation Date by the S&P 500 Index on the date of this Agreement (provided that in no event shall such decimal exceed 100%).

                  The right of Parent or the Company to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such party, whether prior to or after the execution of this Agreement.

                  Section 7.2 Effect of Termination. In the event of the termination of this Agreement by either Parent or the Company as provided in
Section 7.1, this Agreement shall forthwith become void without any liability hereunder on the part of the Company, Parent, Sub or their respective directors or officers, except for the last sentence of Section 5.4 and the entirety of
Section 5.7, which shall survive any such termination; provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of this Agreement.

                  Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by the shareholders of the Company of the matters presented to them in connection with


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
the Merger; provided, however, that after any such approval, no amendment shall be made if applicable law would require further approval by such shareholders, unless such further approval shall be obtained. This Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any instrument delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived; provided, however, that after approval by the shareholders of the Company of the matters presented to them in connection with the Merger, no waiver shall be made if applicable law would require further approval by such shareholders, unless such further approval shall be obtained. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time.

                  Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the other parties hereto at the following addresses (or at such other address for any party as shall be specified by like notice):


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
                  (a)  if to Parent or Sub, to

                                    CLARCOR Inc.
                                    2323 Sixth Street
                                    Rockford, IL 61104
                                    Attention:  Bruce A. Klein
                                                    Vice President-Finance and
                                                    Chief Financial Officer
                                                           Tel. 815/961-5717
                                                           Fax 815/968-5879

                           with a copy to:

                                    David J. Boyd, Esq.
                                    Sidley & Austin
                                    One First National Plaza
                                    Chicago, Illinois  60603
                                    Tel. 312/853-7444
                                    Fax 312/853-7036

                  (b)      if to the Company, to

                                    United Air Specialists, Inc.
                                    4440 Creek Road
                                    Cincinnati, OH  45242-2832
                                    Attention: Durwood G. Rorie, Jr.
                                    President
                                Tel. 513/891-0400
                                Fax 513/984-2684

                           with a copy to:

                                    Jack W. Painter, Esq.
                                    5820 Graves Lake Drive
                                    Cincinnati, OH  45243
                                    Tel. 513/395-4011
                                    Fax 513/561-1396

                  Section 8.3 Interpretation. When reference is made in this Agreement to a Section , such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 8.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each of the parties hereto and delivered to the other parties.

                  Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except as provided in the last sentence of Section 5.4, constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8.6 Governing Law. Except to the extent that the laws of the State of Ohio are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of such state.

                  Section 8.7 Assignment. Except as provided in the next to last sentence of Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

                  Section 8.8 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon any determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                  Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed and attested by their respective officers thereunto duly authorized, all as of the date first written above.

                                     CLARCOR INC.

                                     By:   /s/ Lawrence E. Gloyd
                                           -----------------------------------
                                              Name:  Lawrence E. Gloyd
                                              Title:    Chairman and Chief
                                                        Executive Officer

Attest:

/s/ Marcia S. Blaylock
-----------------------------------
Name:  Marcia S. Blaylock
Title:    Vice President and Corporate Secretary

                                     CUAC INC.


                                     By:   /s/ Lawrence E. Gloyd
                                           ------------------------------------
                                              Name:   Lawrence E. Gloyd
                                              Title:     President
Attest:

/s/ Marcia S. Blaylock
-----------------------------------
Name:   Marcia S. Blaylock
Title:     Vice President and Corporate Secretary

                                      UNITED AIR SPECIALISTS, INC.

                                      By:  /s/ Durwood G. Rorie, Jr.
                                           -----------------------------------
                                               Name:  Durwood G. Rorie, Jr.
                                               Title:    President and Chief
                                                         Executive Officer
Attest:

/s/ William A. Cheney
----------------------------
Name:  William A. Cheney
Title:    Secretary